Schedule 14 A

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Schedule 14A Information

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Exchange Act of 1934

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40 EAST 52ND STREET

NEW YORK, NEW YORK 10022

______________________

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

TO BE HELD ON MARCH 27, 2007

______________________

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of BlackRock Kelso Capital Corporation (the “Company”) that:

______________________

The Annual Meeting of Stockholders of the Company (the “Annual Meeting”) will be held at the Company’s offices located on the 21st floor at 40 East 52nd Street, New York, New York, on March 27, 2007, at 10:00 a.m. (New York City time). The Annual Meeting is being held for the following purposes:

1.	To elect nominees to the Board of Directors (the “Board”) of the Company;
2.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40 million to 100 million;
3.	To amend the Company’s Investment Management Agreement;
4.	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2007; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

We encourage you to contact the Company at 212-810-5800 from 9:00 a.m. to 6:00 p.m. (New York City time) if you have any questions.

The Board of the Company has fixed the close of business on March 2, 2007 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. We urge you to mark, sign, date, and mail the enclosed proxy in the postage-paid envelope provided so you will be represented at the Annual Meeting.

By order of the

Board of the Company

Vincent B. Tritto, Secretary of the Company

New York, New York

March 16, 2007

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IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MAIL. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE ANNUAL MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE SEND IN YOUR PROXY CARD TODAY.

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PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 27, 2007

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this proxy statement (“Proxy Statement”) is required under rules of the Securities and Exchange Commission (“SEC”); some of it is technical. If there is anything you don’t understand, please contact us at 212-810-5800.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Directors”) of BlackRock Kelso Capital Corporation (the “Company,” “we, “our” or “us”) of proxies to be voted at the Annual Meeting of owners of common stock (the “Stockholders”) of the Company. The Annual Meeting will be held on March 27, 2007, including any adjournment or postponement thereof (the “Annual Meeting”), at the Company’s offices located on the 21st floor at 40 East 52nd Street, New York, New York, at 10:00 a.m. (New York City time). This Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card are first being sent to Stockholders on or about March 16, 2007.

*	WHY IS A STOCKHOLDER MEETING BEING HELD?

To address various proposals that require Stockholder approval.

*	WHAT PROPOSALS WILL BE VOTED ON?

In the first proposal (the “First Proposal” or “Proposal 1”), Stockholders are being asked to elect nominees to the Board.

In the second proposal (the “Second Proposal” or “Proposal 2”), Stockholders are being asked to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 40 million to 100 million.

In the third proposal (the “Third Proposal” or “Proposal 3”), Stockholders are being asked to approve an amendment to the Company’s Investment Management Agreement.

In the fourth proposal (the “Fourth Proposal” or “Proposal 4”), Stockholders are being asked to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

*	WILL MY VOTE MAKE A DIFFERENCE?

YES! Your vote is important and will make a difference in the governance of the Company, no matter how many shares you own.

*	WHO IS ASKING FOR YOUR VOTE?

The enclosed proxy is solicited by the Board for use at the Annual Meeting to be held on March, 27, 2007, and, if the Annual Meeting is adjourned or postponed, at any later meetings, for the purposes stated in the Notice of Annual Meeting (see previous pages). The Notice of Annual Meeting, the proxy and this Proxy Statement are being mailed on or about March 16, 2007.

*             HOW DOES THE COMPANY’S BOARD RECOMMEND THAT STOCKHOLDERS VOTE ON THE PROPOSALS?

The Board recommends that you vote “FOR” each Proposal.

*	WHO IS ELIGIBLE TO VOTE?

Stockholders of record at the close of business on March 2, 2007 are entitled to be present and to vote at the Annual Meeting or any adjourned or postponed meeting. Each share of common stock is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but don’t fill in a vote, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Annual Meeting, your shares will be voted at the Board’s discretion.

*             HOW MANY SHARES OF THE COMPANY WERE OUTSTANDING AS OF THE RECORD DATE?

The Company had 38,951,357 shares of common stock outstanding at the close of business on the record date.

*              WHAT IS A QUORUM FOR PURPOSES OF THE PROPOSALS BEING VOTED ON AT THE MEETING?

The holders of a majority of outstanding shares of common stock present at the Annual Meeting in person or by proxy will constitute a quorum for each proposal.

The Proposals

*	FIRST PROPOSAL: TO ELECT DIRECTORS

WHO ARE THE NOMINEES FOR DIRECTORS?

Each current director of the Company has been nominated for re-election to the Board at the Meeting. Certain information concerning the nominees is set forth below. Except as indicated, each nominee has been a director since 2005 and has held any office shown in the past five years. Unless otherwise specified below, the business address of the Directors and officers of the Company and of BlackRock Kelso Capital Advisors LLC (the “Advisor”) is 40 East 52nd Street, New York, New York 10022.

At such time as there is an initial public offering of the Company’s common stock registered under the Securities Act of 1933 and the listing of such common stock on a national securities exchange or market (a “Public Market Event”), the Board will be divided into three classes, designated Class I, Class II and Class III, and the term of office of directors of one class shall expire at each annual meeting of Stockholders, and in all cases as to each director when such director’s successor shall be elected and shall qualify or upon such director’s earlier resignation, removal from office, death or incapacity. Thereafter, each class of directors will hold office for a three year term. For example, if a Public Market Event occurs in 2007, the Class I Director, Mr. Harris, would stand for re-election at the Company’s 2008 annual meeting of Stockholders; the Class II Directors, Messrs. Mayer and de Saint Phalle, would stand for re-election at the Company’s 2009 annual meeting of Stockholders; and the Class III Directors, Mr. Maher and Ms. Usifer, would stand for re-election at the Company’s 2010 annual meeting of Stockholders. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

Independent directors are those who are not interested persons of the Company or the Advisor for purposes of the Investment Company Act of 1940 (the “1940 Act”) and comply with the definition of “independent” under the rules of The Nasdaq Global Market and as defined in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Independent Directors”).

Interested Director:

Name and Age	Positions Held

_________________________

*	Mr. Maher is an "interested person" (for purposes of the 1940 Act) of the Company because he is an officer of the Company and of the Adviser.

James R. Maher* Age: 57 years

Mr. Maher is Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Advisor. He is a co-founder of BlackRock Kelso Capital and has served as its Chairman and Chief Executive Officer since its formation in 2004. From 2001 until June 2004, he was a Partner of Park Avenue Equity Partners, L.P. Park Avenue Equity Partners is a private equity fund specializing in middle-market management buyouts and growth capital investments. Prior to joining Park Avenue Equity Partners, he was President of MacAndrews & Forbes Holdings Inc., a diversified holding company with interests primarily in consumer products and financial services companies. He served as Chairman of Laboratory Corporation of America Holdings (“LabCorp”), after serving as President and Chief Executive Officer of National Health Laboratories, LabCorp’s predecessor, from 1992 to 1995. Prior to joining National Health Laboratories, he was Vice Chairman and a member of the Operating Committee of The First Boston Corporation, an international investment-banking firm. He served on the Group Executive Committee of CS First Boston, Inc., where he was Chief Operating Officer responsible for the global oversight of merger and acquisition activities, as well as the Investment Committee. He was also Head of the Investment Banking Group for more than four years. He joined the First Boston Corporation in 1976 and was named a Managing Director in 1982. He is also a Trustee of Prep for Prep, an organization that assists intellectually gifted public school students from minority group backgrounds, and prepares them for placement in independent schools. He has served as a Trustee of the Brearley School and on the Boards of a number of public companies. Mr. Maher received a Master’s in Business Administration from Columbia University and an undergraduate degree from Boston College.

Independent Directors:

Name and Age	Positions Held
Jerrold B. Harris Age: 64 years

Mr. Harris is a Director of the Company. He has been retired since 1999. From 1990 to 1999, he was President and Chief Executive Officer of VWR Scientific Products Corporation (which was acquired by Merck KGaA in 1999). He is currently a director of BlackRock Liquidity Funds and Henry Troemner LLC. He is a trustee of Ursinus College. He earned a B.S. degree from the University of California at Berkeley.

William E. Mayer Age: 66 years

Mr. Mayer is a Director of the Company. Since 1999, he has been a partner of Park Avenue Equity Partners, L.P. (“Park Avenue”), which he co-founded. From 1996 until the formation of Park Avenue, he was a founding Partner of Development Capital, which invested in private and public companies. From the fall of 1992 until December 1996, he was a professor and Dean of the College of Business and Management at the University of Maryland. From 1991 to 1992, he served as a professor and Dean of the Simon Graduate School of Business at the University of Rochester. He worked for The First Boston Corporation (now Credit Suisse), a major investment bank, from 1967 to 1990. During his career at The First Boston Corporation, he held numerous management positions including President and Chief Executive Officer. He is currently a board member of Lee Enterprises (a newspaper company owning or having stakes in over 50 daily newspapers), and is a trustee of the Columbia Group of Mutual Funds. He is a former Chairman of the Aspen Institute and the Chairman of the Board of Trustees of the University of Maryland. He was a First Lieutenant in the U.S. Air Force. He holds a B.S. degree and an M.B.A. degree from the University of Maryland.

François de Saint Phalle Age: 61 years

Mr. de Saint Phalle is a Director of the Company. He has been a private equity investor, financial advisor and investment banker for more than thirty-five years. He has been a private investor since 2000 and was a consultant for Evercore Partners from 2000 to 2002. From 1989 to 2000 he was Chief Operating Officer and Vice Chairman of Dillon, Read and Co., Inc. before it was merged into UBS; in that capacity, he was responsible for the oversight of the firm’s capital commitments in debt and equity markets. Previously, he worked for 21 years at Lehman Brothers, where he was named a general partner in 1976 and at various points managed the Corporate Syndicate Department, the Equity Division and co-headed the Corporate Finance Department. From 1985 to 1989 he served as Chairman of Lehman International, with a primary responsibility for developing a coordinated international finance strategy with American Express which had acquired Lehman in 1984. He was named to Lehman’s Operating and Compensation Committee in 1980. He is a Director of Evercore Partners and Cornerstone Management Securities. He is a member Emeritus of the Board of Visitors of Columbia College. He received his B.A. from Columbia College.

Maureen K. Usifer Age: 47 years

Ms. Usifer is a Director of the Company. She has been a senior finance director of Church & Dwight Co., Inc., a major producer of baking soda and consumer products, from May 2004 until present. From October 2001 until May 2004, she was the Chief Financial Officer for Armkel, LLC, a joint venture with Church & Dwight and Kelso, which encompassed over $400 million in personal care sales. She was Division Controller of Church & Dwight’s Armus joint venture, which encompassed $500 million in laundry sales, from May 2000 through October 2001. From 1996 through 2000, she was a Senior Finance Manager of Church & Dwight responsible for all of the Arm & Hammer’s personal care businesses. She received an undergraduate degree in business from St. Michael’s College and an M.B.A. in Finance from Clarkson University.

DOES THE BOARD OF DIRECTORS HAVE ANY COMMITTEES?

Yes. The Board has determined that the efficient conduct of the Company’s affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. The committees meet as often as necessary, either in conjunction with regular meetings of the directors or otherwise. The Board has created a Governance Committee comprised of all of the Independent Directors. The Board has also created an Audit Committee comprised solely of Independent Directors.

Governance Committee

The Company’s Independent Directors comprise its Governance Committee. The Governance Committee operates pursuant to a charter, a copy of which is attached hereto as Appendix A. As part of its duties, the Governance Committee makes recommendations to the full Board with respect to candidates for the Board and with respect to the compensation of directors. The Governance Committee will consider director candidates recommended by Stockholders. In considering candidates submitted by Stockholders, the Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Governance Committee may also take into consideration the number of shares held by the recommending Stockholder and the length of time that such shares have been held. To have a candidate considered by the Governance Committee, a Stockholder must submit the recommendation in writing and must include:

•	The name of the Stockholder and evidence of the person’s ownership of shares of the Company, including the number of shares owned and the length of time of ownership; and
•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the person’s consent to be named as a Director if selected by the Governance Committee and nominated by the Board.

The Stockholder recommendation and information described above must be sent to the Corporate Secretary, c/o the Company at 40 East 52nd Street, New York, New York 10022, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of Stockholders (which deadline will be no later than November 28, 2007, for next year’s Annual Meeting). The Governance Committee believes that the minimum qualifications for serving as a Director of the Company are that a candidate demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience.

AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter approved by the Board, a copy of which is attached hereto as Appendix B. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in fulfilling its responsibilities for overseeing and monitoring the quality and integrity of the Company’s financial statements, the adequacy of its system of internal controls, the review of the independence, qualifications and performance of the Company’s registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee is presently composed of three persons, including Ms. Usifer (Chairperson) and Messrs. Harris and de Saint Phalle, all of whom are Independent Directors. The Board has determined that Ms. Usifer is an “audit committee financial expert” as defined under Item 407 of Regulation S-K of the Exchange Act.

*             HOW CAN THE COMPANY’S STOCKHOLDERS SEND COMMUNICATIONS TO THE DIRECTORS?

Stockholders and other interested parties may contact the Board or any member of the Board by mail. To communicate with the Board or any member of the Board, correspondence should be addressed to the Board or the Board members with whom you wish to communicate by either name or title. All such correspondence should be sent c/o Secretary of the Company at 40 East 52nd Street, New York, New York 10022.

*	HOW OFTEN DO THE DIRECTORS MEET?

In 2006, the number of meetings held for the full Board totaled five and for the Audit Committee totaled four. The Governance Committee did not meet in 2006. During the Company’s last full fiscal year, each Director attended at least 75% of: (i) all regular meetings of the Board of the Company and (ii) all meetings of all committees of the Board of the Company on which the Director served.

*	WHAT ARE THE COMPANY’S DIRECTORS AND OFFICERS PAID

FOR THEIR SERVICES?

The following table shows information regarding the compensation paid by the Company to the Independent Directors for the fiscal year ended December 31, 2006. The Company pays no compensation to directors who are “interested persons” or to its officers.

Name of Person, Position	Fees Earned or Paid in Cash	Pension or Retirement Benefits Accrued (1)	Other Compensation	Total Compensation From the Company
Independent Directors

Jerrold B. Harris, Director	$63,500	None	None	$63,500

William E. Mayer, Director	62,500	None	None	62,500

François de Saint Phalle, Director	63,500	None	None	63,500

Maureen K. Usifer, Director	71,000	None	None	71,000

Interested Director

James R. Maher (2), Chairman of the Board of Directors and Chief Executive Officer	None	None	None	None

Name of Person, Position	Fees Earned or Paid in Cash	Pension or Retirement Benefits Accrued (1)	Other Compensation	Total Compensation From the Company

Other Officers

Michael B. Lazar (2), Chief Operating Officer	None	None	None	None

Frank D. Gordon (3), Chief Financial Officer and Treasurer	None	None	None	None

Vincent B. Tritto (3), Chief Compliance Officer and Secretary	None	None	None	None

__________________

(1)	We do not have a pension or retirement plan, and directors do not receive any pension or retirement benefits.
(2)	Messrs. Maher and Lazar are employees of, and compensated by, the Advisor.
(3)	Messrs. Tritto and Gordon are employees of, and compensated by, BlackRock Financial Management, Inc.

As compensation for serving on our Board of Directors, each Independent Director receives an annual fee of $50,000. Following completion of any public offering of our common stock, we intend to increase this annual fee to $75,000. Independent Directors also receive $2,500 ($1,250 for telephonic attendance) plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and receive $1,000 ($500 for telephonic attendance) plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the Chairperson of the Audit Committee receives a supplemental annual fee of $7,500 and the chairperson of any other committee receives a supplemental annual fee of $2,500 for additional services in these capacities. In addition, we purchase directors’ and officers’ liability insurance on behalf of our directors and officers.

*	HOW LARGE A STAKE DO THE DIRECTORS HAVE IN THE COMPANY?

The Directors believe each Director should have an investment in the Company. Appendix C to this Proxy Statement sets forth the dollar range of shares of commons stock of the Company beneficially owned by each Director as of December 31, 2006.

*	WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

Five directors will be elected by the vote of a plurality of the shares voted.

*	HOW DO THE DIRECTORS RECOMMEND I VOTE ON THIS PROPOSAL?

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE.

* * * * *

*              SECOND PROPOSAL: FOR THE COMPANY TO AMEND ITS CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40 MILLION TO 100 MILLION.

The Certificate of Incorporation of the Company currently authorizes it to issue 40 million shares of common stock. This Second Proposal seeks your approval for the Company to amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 40 million to 100 million. The Board believes that increasing the number of authorized shares of common stock is in the best interest of the

Company so that the Company is able from time to time to raise additional capital to expand its business and finance future investments.

The affirmative vote of a majority of the shares entitled to be voted at the Annual Meeting is necessary to approve Proposal 2.

THE BOARD HAS APPROVED SUBMITTING THIS PROPOSAL TO STOCKHOLDERS. THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

* * * * *

*	THIRD PROPOSAL: TO AMEND THE INVESTMENT MANAGEMENT AGREEMENT.

The Investment Management Agreement (the “Current Agreement”) currently entitles the Advisor to earn an incentive fee if certain performance benchmarks are achieved. The Company is requesting that you approve an amendment to the Investment Management Agreement. The purpose of the amendment is to clarify the language used to describe the formula pursuant to which the incentive fee is calculated and to make more explicit that the incentive fee formula complies with the requirements of the Investment Advisers Act of 1940 (the “Advisers Act”), as interpreted from time to time by the SEC or its staff. The language currently used to describe the incentive fee under the Investment Management Agreement is set forth in Appendix D to this Proxy Statement. The amended language is set forth in Appendix E to this Proxy Statement. The amendment will not change the way in which the Company calculates the amount of the incentive fee, if any, payable to the Advisor, except that it will clarify that amounts that may be paid out of capital gains, if any, are limited to amounts permitted under the Advisers Act.

Pursuant to the Investment Management Agreement, the Advisor, subject to the overall supervision of the Board, manages the day-to-day operations of, and provides investment advisory services to, the Company. For providing these services, the Advisor receives a base management fee from the Company at an annual rate of 2.0% of the Company’s total assets, including any assets acquired with the proceeds of borrowings, payable quarterly in arrears.

For the year ended December 31, 2006, the Advisor earned $6,780,053 in base management fees, net of waiver provisions applicable during that period, which fees would have been $11,094,308 without the waiver. For the period from July 25, 2005 (commencement of operations) through December 31, 2005, the Advisor earned $2,334,922 in base management fees, net of waiver provisions applicable during that period, which fees would have been $4,669,844 without the waiver.

The Investment Management Agreement provides that the Advisor or its affiliates may be entitled to an incentive fee under certain circumstances. In this connection, the Advisor will receive no incentive fee payments if returns to the Company’s stockholders do not meet an 8.0% annualized rate of return and will result in the Advisor or its affiliates receiving less than the full amount of the incentive fee until returns to our stockholders exceed an approximate 13.3% annualized rate of return. The current and amended language describing the incentive fee is set forth at Appendix D and Appendix E, respectively.

The Advisor will be entitled to receive the incentive fee from us if our performance exceeds a “hurdle rate” during different periods. The hurdle rate for each measurement period is 2.0% times the net asset value of our common shares at the beginning of the measurement period calculated after giving effect to any distributions that occurred during the measurement period times the number of calendar quarters in the measurement period.

For the period beginning on July 25, 2006, the first anniversary of the date we commenced operations, to the beginning of the calendar quarter in which an initial public offering of our common stock is completed, we have paid and, assuming our performance continues to exceed the hurdle rate, will pay the Advisor an incentive fee equal to the amount by which the aggregate cumulative distributions and amounts distributable out of taxable net income (including realize capital gain) exceeds the cumulative combination of realized capital loss and net unrealized capital depreciation, if any, through the period of determination. We refer to the amount of the excess described in this paragraph as the pre-offering excess amount.

The incentive fee for this period will equal 50% of the pre-offering excess amount, until the cumulative incentive fee payments for this period equals 20% of the pre-offering excess amount distributed or distributable to investors. Thereafter, the incentive fee for this period will equal an amount such that the cumulative incentive fee payments to the Advisor during this period equal 20% of the pre-offering excess amount.

For the period beginning on the first day of the calendar quarter in which an initial public offering of our common stock is completed and ending on the first anniversary of such date, assuming our performance exceeds the hurdle rate, we will pay the Advisor an incentive fee equal to the amount by which the aggregate distributions and amounts distributable out of taxable net income (including realized capital gains) exceeds the combination of (1) realized capital loss occurring during the period and (2) net unrealized capital depreciation, if any, occurring during the period. We refer to the amount of the excess described in this paragraph as the transition period excess amount.

The incentive fee for this period will equal 50% of the transition period excess amount, until the cumulative incentive fee payments for this period equals 20% of the transition period excess amount distributed or distributable to investors. Thereafter, the incentive fee for this period will equal an amount such that the cumulative incentive fee payments to the Advisor during this period equal 20% of the sum of the transition period excess amount.

For each trailing four quarter period beginning on the last day of the calendar quarter in which the first anniversary of the completion of an initial public offering of our common stock occurs, assuming our performance exceeds the hurdle rate, we will pay the Advisor an incentive fee if the aggregate distributions and amounts distributable out of taxable net income (including realized capital gains) exceed the combination of (i) realized capital loss occurring during the period and (ii) unrealized capital depreciation, if any, occurring during the period. We refer to the amount of the excess described in this paragraph as the post-offering quarterly excess amount.

The incentive fee for this period will equal 50% of the post-offering quarterly excess amount, until the cumulative incentive fee payments for this period equals 20% of the post-offering quarterly excess amount distributed or distributable to investors. Thereafter, the incentive fee for this period will equal an amount such that the cumulative incentive fee payments to the Advisor during this period equal 20% of the sum of the post-offering quarterly excess amount.

In addition to the foregoing, the amount of any incentive fee payable from realized capital gains for any specified period will not exceed the amount permitted by the Advisers Act as interpreted from time to time by the SEC and its staff. As currently interpreted, the amount of the incentive fee payable from realized capital gain for any specified period is 20% of our realized capital gains for the period computed net of realized capital losses for the period (but excluding any realized capital loss that results from the conversion of unrealized capital depreciation from a prior period into a realized capital loss in the current period) and unrealized capital depreciation for the period.

In February 2007, the Company paid to the Advisor incentive fee compensation in the amount of $3,309,413 for the period from July 25, 2006, the first anniversary of our commencement of investment operations, through December 31, 2006. The Advisor currently is entitled to an additional $1,133,885 of incentive fee compensation earned during the period. The Advisor was not entitled to any incentive fee compensation prior to that period.

Under the Investment Management Agreement, the Company reimburses the Advisor for certain direct and indirect costs and expenses incurred by the Advisor on behalf of the Company. During 2006 and the period from July 25, 2005 (commencement of operations) through December 31, 2005, these reimbursements totaled $469,287 and $138,405, respectively. From time to time, the Advisor may pay amounts owed by the Company to third party providers of goods and services. The Company will subsequently reimburse the Advisor for such amounts paid on its behalf. For the year ended December 31, 2006 and the period July 25, 2005 through December 31, 2005, the Company reimbursed the Advisor $1,053,392 and $0, respectively, for payments made on its behalf to third party providers of goods and services.

The Investment Management Agreement was originally approved by the Board, including a majority of the Independent Directors, at an in-person meeting of the Board held on April 14, 2005. The Investment

Management Agreement is dated July 25, 2005 and was originally approved by the Company’s sole stockholder on July 21, 2005.

In originally considering and approving the Investment Management Agreement, the Board, including the Independent Directors, did not identify any factor as all-important or all-controlling but instead considered each of the following factors collectively in light of all of the Company’s surrounding circumstances:

Nature and Quality of Investment Advisory Services. The Board, including the Independent Directors, considered the nature and quality of the services to be provided by the Advisor to the Company. In that connection, the board reviewed the resources of the Advisor and the size, education and experience of the Advisor’s investment professionals.

Nature and Quality of Other Services. The Board considered the nature, quality, cost and extent of administrative and shareholder services to be performed by the Advisor under the Investment Management Agreement. The Board, including the Independent Directors, also considered the nature and extent of the Advisor’s supervision of third-party service providers.

Fees and Expenses. The Board considered the management fee, including possible carried interest, and estimated pro forma expense ratio (i) in comparison to the management fees and expense ratios of a peer group of selected business development companies in similar businesses and various private mezzanine and private equity funds and (ii) in comparison to other types of registered investment companies, private funds and other accounts managed by affiliates of the Advisor that may invest in similar instruments.

Other Benefits. The Board also considered the benefits to the Advisor (including the fees paid by the Company and the Company’s stockholders) associated with the Advisor and its affiliates providing non-advisory services to the Company, including administrative services. The Directors also considered the intangible benefits that accrue to the Advisor and its affiliates by virtue of their relationship with the Company.

Based on the information reviewed and discussions held with respect to each of the foregoing items, the Board, including a majority of the Independent Directors, concluded in light of all of the Company’s surrounding circumstances that the compensation payable to the Advisor was reasonable in relation to the services to be provided by the Advisor to the Company.

After these deliberations, the Board including a majority of the Independent Directors approved the original Investment Management Agreement between the Advisor and the Company as in the best interests of stockholders of the Company.

The amended agreement was approved by the Board, including a majority of the Independent Directors, at an in-person meeting held on March 2, 2007. In considering this amendment, the Board considered the Advisor’s statements that the amended language would not have any material impact on the calculation of the incentive fee and also considered that the amended language was intended to make clear that the formula complies with applicable regulations. The Board also considered that on September 29, 2006, BlackRock and Merrill Lynch & Co., Inc. (“Merrill Lynch”) announced that they had completed the plan entered into February 15, 2006 to merge Merrill Lynch’s investment management business, Merrill Lynch Investment Managers (“MLIM”), and BlackRock to create a new independent asset management company with over $1 trillion in assets under management. The new company operates under the BlackRock name and is governed by a board of directors with a majority of independent members. As a result of the transaction, Merrill Lynch owns approximately 49% of the combined company (with a 45% voting interest therein). PNC retains approximately a 34% ownership of the combined company, and the remainder is held by employees and public stockholders. Prior to September 29, 2006, BlackRock was majority owned by PNC.

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is necessary to approve Proposal 3.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

*             FOURTH PROPOSAL: TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

Deloitte & Touche LLP (“D&T”) has been selected as the independent registered public accounting firm to audit the financial statements of the Company at and during the Company’s fiscal year ending December 31, 2007. D&T was selected by the Audit Committee of the Company and that selection was ratified by a majority of the Company’s Board, including all of the Independent Directors, by a vote cast in person. The Company does not know of any direct or indirect financial interest of D&T in the Company. Representatives of D&T will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by D&T in connection with statutory and regulatory filings. We incurred audit fees of $220,000 and $160,000, respectively, for the year ended December 31, 2006 and for the period ended December 31, 2005 related to quarterly reviews associated with our Form 10-Q filings and for the annual audits of our financial statements included as part of our Form 10-K filings. “The period ended December 31, 2005” refers to the period July 25, 2005 (inception of operations) through December 31, 2005.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We incurred audit-related fees of $5,000 and $7,500, respectively, for the year ended December 31, 2006 and for the period ended December 31, 2005 related to periodic examinations of the securities over which we had custody in accordance with the requirements of rule 17f-2 under the 1940 Act.

Tax Services Fees

Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance. We incurred tax fees of $4,000 and $4,000, respectively for the year ended December 31, 2006 and for the period ended December 31, 2005, representing work related to our excise tax distribution requirements and their respective form extensions.

All Other Fees

Other fees would include fees for products and services other than the services reported above. There were no such fees charged to us by D&T for the year ended December 31, 2006 or for the period ended December 31, 2005.

Audit Committee Policies and Procedures

The Audit Committee operates under a written charter adopted by the Board. Management is responsible for our internal controls and the financial reporting process. D&T, as our independent registered public accounting firm (“Independent Auditors”), is responsible for performing an independent audit of our financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of our Independent Auditors.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by our Independent Auditors. The policy requires that the Audit

Committee pre-approve the audit and non-audit services performed by the Independent Auditors in order to assure that the provision of such service does not impair the Independent Auditors’ independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority between meetings to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the Independent Auditors to management.

Audit Committee Report

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with D&T matters required to be discussed by Statement of Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance). The Audit Committee received and reviewed the written disclosures and the letter from D&T required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with D&T their independence.

Based on the Audit Committee’s discussion with management and the Independent Auditors, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the Independent Auditors to the Audit Committee, the Audit Committee recommends that the Board include the audited financial statements in the Company’s annual report on Form 10-K for the fiscal period ended December 31, 2006 for filing with the SEC. The Audit Committee has also recommended and the Board, including a majority of the Independent Directors, has approved, reappointing D&T to serve as the Company’s independent auditors for the year ending December 31, 2007.

Jerrold B. Harris

François de Saint Phalle

(Maureen K. Usifer)

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to ratify the appointment of D&T to serve as the Company’s independent registered public accounting firm.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

* * * * *

FURTHER INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

The cost of soliciting proxies will be borne by the Company. In addition, certain officers, directors and employees of each of the Company and the Advisor (none of whom will receive additional compensation therefor) may solicit proxies by telephone or mail.

Abstentions will be counted as shares present at the Annual Meeting but not as votes cast and will not affect the result of the vote on Proposals 1 and 4. Abstentions on Proposals 2 and 3 will have the same effect as a negative vote.

All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Stockholders may revoke their proxies at any time prior to the time they are voted by giving written notice to the Secretary of the Company by delivering subsequently dated proxies or by attending and voting at the Annual Meeting.

The Board of the Company has fixed the close of business on March 2, 2007 as the record date for the determination of Stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Stockholders of the Company on that date will be entitled to one vote on each matter to be voted on by the Company for each share held and a fractional vote with respect to each fractional share held with no cumulative voting rights.

ADDITIONAL INFORMATION

INVESTMENT ADVISOR

Our investment activities are managed by the Advisor. The Advisor is led by James R. Maher, Chairman and Chief Executive Officer of the Company and the Advisor, and Michael B. Lazar, Chief Operating Officer of the Company and the Advisor. They are supported by the Advisor’s team of employees, including 13 dedicated investment professionals, who have extensive experience in commercial banking, investment banking, accounting, corporate law and private equity investing. Since the commencement of our operations, our Advisor’s team of investment professionals, including our senior management, has evaluated more than 600 investment opportunities and completed on our behalf more than 70 investments in middle-market companies investing in excess of $1 billion. Our Advisor is responsible for identifying prospective customers, conducting research on prospective investments, identifying and underwriting credit risk, and monitoring our investments and portfolio companies on an ongoing basis.

The Advisor has an investment committee comprised of 13 members, including Messrs. Maher and Lazar and several senior executives of BlackRock, Inc. (“BlackRock”) and several of the principals of Kelso & Company, L.P. (the “Kelso Principals”). The Investment Committee is responsible for approving our investments. We benefit from the extensive and varied relevant experience of the BlackRock executives and Kelso Principals serving on our Investment Committee. Many of the BlackRock senior executives and the Kelso Principals who are members of the Investment Committee have worked together in a similar capacity since 1998. Although the BlackRock executives and Kelso Principals who serve on the Investment Committee bring the benefit of expertise they have gained at BlackRock, Kelso and elsewhere, neither of those organizations provide us with investment advice. Nevertheless, we benefit from the business and specific industry knowledge, transaction expertise and deal-sourcing capabilities of BlackRock. The Kelso Principals who serve on the investment committee bring the benefit of the expertise they gained at Kelso and elsewhere including providing access to a broad network of contacts.

The executive officers of the Advisor are:

NAME	POSITION
James R. Maher	Chief Executive Officer
Michael B. Lazar	Chief Operating Officer
Frank D. Gordon	Chief Financial Officer and Treasurer
Vincent B. Tritto	Chief Compliance Officer

James R. Maher’s biographical information is set forth above.

Name and Age	Positions Held

Michael B. Lazar Age: 37 years

Michael B. Lazar is the Chief Operating Officer of the Company and the Advisor. Mr. Lazar is a co-founder of the Company and has served as its Chief Operating Officer since its formation in 2004. Previously, Mr. Lazar was a Managing Director and Principal at Kelso & Company, one of the oldest and most established firms specializing in private equity investing. Having originally joined Kelso in 1993, Mr. Lazar was involved in Kelso’s private equity transactions since that time. Prior to joining Kelso, Mr. Lazar worked in the Acquisition Finance Group at Chemical Securities, Inc. (predecessor to J.P. Morgan Securities Inc.) where his responsibilities included working with financial sponsors on the analysis, evaluation and financing of leveraged buyouts. He began his career in the Corporate Finance and Structured Finance Groups at Chemical Bank, where he focused on financings for leveraged companies. Mr. Lazar received a B.A. degree, cum laude, from Dartmouth College. Mr. Lazar is a director of Waste Services, Inc. and the New York Division of the March of Dimes, a not for-profit organization whose mission is to prevent birth-defects, premature birth and infant mortality. In addition, Mr. Lazar has served on the Boards of other Kelso portfolio companies.

Frank D. Gordon Age: 46 years

Frank D. Gordon is the Chief Financial Officer and Treasurer of the Company and the Advisor. Mr. Gordon is a Managing Director of BlackRock’s high yield team. He was primarily responsible for the administration of several structured finance entities managed by BlackRock, including compliance monitoring, legal affairs and financial and stockholder reporting. Mr. Gordon was instrumental in launching BlackRock’s Magnetite and Senior Income series of CDOs. Before joining BlackRock’s high yield effort, Mr. Gordon was the controller of Anthracite Capital, Inc., a publicly-owned real estate investment trust managed by BlackRock. Prior to joining BlackRock in 1998, Mr. Gordon was an attorney in the Structured Finance department of Skadden, Arps, Slate, Meagher & Flom LLP. From 1987 to 1990, Mr. Gordon was Vice President in the Fixed Income Research department of The First Boston Company. From 1983 to 1986, Mr. Gordon was a senior accountant at Deloitte Haskins & Sells. Mr. Gordon earned a B.S. in Economics from The Wharton School of the University of Pennsylvania, and an M.B.A. degree, with honors, and a J.D. degree from the University of Chicago.

Vincent B. Tritto Age: 45 years

Vincent B. Tritto is the Chief Compliance Officer and Secretary of the Company and Chief Compliance Officer of the Advisor. Mr. Tritto has worked at BlackRock since 2002. He also serves as the Secretary of the 58 active funds comprising the BlackRock Closed-End Funds and Anthracite Capital, Inc. Prior to joining BlackRock, Mr. Tritto was Executive Director and Counsel at Morgan Stanley Investment Management Inc. for four years. Previously, he was Counsel (1998), and an associate (1988 through 1997), at the New York law firm of Rogers & Wells. During this time he also served as a foreign associate at the Tokyo law firm of Masuda & Ejiri, from 1992 to 1994. Mr. Tritto earned B.A. degrees, cum laude, from the University of Rochester and a J.D. degree, cum laude, from St. John’s University School of Law in 1988, where he was managing editor of the St. John’s Law Review.

ORGANIZATION OF THE ADVISOR

The Advisor is organized as a Delaware limited liability company. The Advisor is an investment advisor registered as an investment advisor with the SEC under the Advisers Act. The Advisor is controlled by James R. Maher and Michael B. Lazar, the managing members of the Advisor. No investor in the Advisor owns 25% or more of the Advisor’s outstanding voting power.

ADMINISTRATION AGREEMENT

The Company has entered into an administration agreement with BlackRock Financial Management, Inc. (the “Administrator”), a subsidiary of BlackRock under which the Administrator provides administrative services to the Company. For the year ended December 31, 2006, the Company incurred $588,741 for administrative services expenses payable to the Administrator under the administration agreement. For the period from July 25, 2005 (commencement of operations) through December 31, 2005, the Company incurred $435,483 for administrative services expenses payable to the Administrator under the administration agreement.

The Company reimburses the Administrator for its allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the administration agreement, including rent and our allocable portion of the cost of certain of our officers and their respective staffs. From time to time, the Administrator also may pay amounts owed by the Company to third party providers of goods or services. The Company will subsequently reimburse the Administrator for such amounts paid on its behalf. For the year ended

December 31, 2006 and the period July 25, 2005 (commencement of operations) through December 31, 2005, the Company reimbursed the Administrator $33,829 and $198,875, respectively, for payments made on its behalf to third party providers of goods and services.

PRINCIPAL EXECUTIVE OFFICES

The principal executive office of the Company, the Advisor and the Administrator are located at 40 East 52nd Street, New York, New York 10022.

PRINCIPAL STOCKHOLDERS

The following table sets forth, at December 31, 2006, information with respect to the ownership of our common stock by each stockholder who owned more than 5% of our outstanding shares of common stock, each director, our chief executive officer, each of our other executive officers and our directors and executive officers as a group. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power.

Name and address	Type of ownership	Shares owned	Percentage of common stock outstanding
Virginia Retirement System 1200 East Main Street Richmond, VA 23219	Beneficial	14,171,334	37.66%
Performance Equity Management, LLC (1) 2 Pickwick Plaza, Suite 310 Greenwich, CT 06830	Beneficial	7,085,667	18.83%
First Plaza Group Trust (1) c/o JP Morgan Chase Bank, N.A. 3 Chase Metro Center – Fifth Floor Brooklyn, NY 11245	Beneficial	7,085,667	18.83%
Summer Street BRK Investors, L.L.C. 3001 Summer Street Stamford, CT 06095	Beneficial	5,668,534	15.06%
Officers and Directors: James R. Maher (2)	Beneficial	704,895	1.87%
Jerrold B. Harris	Beneficial	42,536	*%
William E. Mayer	Beneficial	17,723	*%
François de Saint Phalle	Direct	354,466	*%
Maureen K. Usifer	Direct	7,089	*%
Michael B. Lazar (3)	Beneficial	70,490	*%
Frank D. Gordon	Direct	3,545	*%
Vincent B. Tritto	Direct	71	*%
All officers and directors as a group (8 persons)(4)	Direct/ Beneficial	1,200,814	3.19%
______________
*	Represents less than 1%.
(1)	Performance Equity Management, LLC and First Plaza Group Trust retain shared power to vote or to direct the vote and to dispose or to direct the disposition of the same 7,085,667 shares.
(2)

Includes 102,914 shares owned indirectly by the individual’s children, 246,715 shares owned indirectly by the individual’s spouse and 108,554 shares owned indirectly by a family trust, as to each of which the individual disclaims beneficial ownership.

(3)

Includes 27,492 shares owned indirectly by an individual retirement account as to which the individual is the beneficiary and 1,550 shares owned indirectly by a family trust. The individual disclaims beneficial ownership of the shares owned by the trust.

(4)	The address for all our officers and directors is c/o BlackRock Kelso Capital Corporation, 40 East 52nd Street, New York, NY 10022.

The Advisor and certain entities it manages own shares of our common stock, including BlackRock Kelso Capital Holding LLC (“Holding”), which owns 35,413,649 shares, or 94% of our common stock. However, neither Holding nor the Advisor in its capacity as manager of Holding exercises voting control over those shares because the right to vote those shares is, in some cases, passed through to the owners of Holding or, in other cases, voted in the same proportion as the voters that are passed through.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company has entered into an Investment Management Agreement with the Advisor. Our senior management and the Chairman of our Board have ownership and financial interests in the Advisor.

We have entered into a license agreement with BlackRock and the Advisor pursuant to which BlackRock has agreed to grant to the Advisor, and the Advisor has agreed to grant to us, a non-exclusive, royalty-free license to use the name “BlackRock.” In addition, we have entered into a license agreement with Michael B. Lazar, our Chief Operating Officer, and the Advisor pursuant to which Mr. Lazar has agreed to grant to the Advisor, and the Advisor has agreed to grant to us, a non-exclusive, royalty-free license to use the name “Kelso.” Mr. Lazar obtained this limited right to license the name “Kelso” under an agreement with Kelso.

Pursuant to the terms of the administration agreement, BlackRock, through its wholly owned subsidiary, BlackRock Financial Management, Inc., provides us with the office facilities and administrative services necessary to conduct our day-to-day operations. Subject to BlackRock’s oversight, PFPC Inc., a subsidiary of The PNC Financial Services Group, Inc. (“PNC”), serves as our sub-administrator, accounting agent, investor services agent and transfer agent and provides legal and regulatory support services. PFPC Trust Company, another subsidiary of PNC, serves as custodian of our investment assets. Fees and indemnification in respect of BlackRock and the PFPC entities as providers of such services were approved by our Board of Directors, including the directors who are not “interested persons.”

For the year ended December 31, 2006 and for the period July 25, 2005 (inception of operations) through December 31, 2005, we incurred $216,365 and $83,919, respectively, for administrative, accounting, custodian and transfer agency services fees payable to PFPC and its affiliates under the related agreements.

We will not invest in any private company in which BlackRock, Kelso, or any of their affiliates holds an existing investment, except to the extent permitted by the 1940 Act. We may, however, co-invest on a concurrent basis with other affiliates of BlackRock or Kelso, subject to compliance with applicable allocation procedures.

On July 25, 2005, we issued approximately 33,333,333 shares of our common stock to Holding, an entity for which the Advisor serves as manager, in exchange for total consideration of $500,000,000 ($15.00 per share), consisting of $80,282,060 in cash and a portfolio of short-term investments and cash equivalents valued at $419,717,940. The transaction was effected in accordance with our valuation procedures governing securities transactions with affiliates and was ratified by our Board. Through reinvestment of dividends, this amount has increased to 35,413,649 shares, or 94%, of our common stock. However, neither Holding nor the Advisor in its capacity as manager of Holding exercises voting control over those shares because the right to vote those shares is, in some cases, passed through to the owners of Holding or, in other cases, voted in the same proportion as the votes that are passed through.

On March 8, 2006, our Board authorized the issuance and sale from time to time of up to $2,500,000 in aggregate net asset value of shares of our common stock to certain existing and future employees of the Advisor at a price per share equal to the greater of $15.00 or our most recently determined net asset value per share at the time of sale. Pursuant to this authorization, on April 1, 2006 we issued and sold to certain employees of the Advisor in a private placement 54,000 shares of common stock for aggregate proceeds of $810,000. Also pursuant to this authorization, on February 1 and March 1, 2007, we issued and sold to certain employees of the Advisor in private placements a total of approximately 90,200 shares of common stock for aggregate proceeds of $1,353,000.

On August 10, 2006, the Board authorized the issuance and sale from time to time of an unlimited number of shares of the our common stock to the Advisor at a price per share equal to our most recently determined net asset value per share at the time of sale, such shares to be used by the Advisor for employee compensation and other purposes. Pursuant to this authorization, on January 2, 2007, we issued and sold to the Advisor in a private placement 52,956 shares of common stock for aggregate proceeds of $790,665. Also pursuant to this authorization, on February 26, 2007, we issued and sold to the Advisor in a private placement approximately 133,133 shares of common stock for aggregate proceeds of $2,000,000.

At December 31, 2006, the Advisor beneficially owned indirectly approximately 775,000 shares of our common stock, representing approximately 2.1% of the total shares outstanding. At December 31, 2006, other entities affiliated with the Administrator and PNC beneficially owned indirectly approximately 2,475,000 shares of our common stock, representing approximately 6.6% of the total shares outstanding. These percentages of shares outstanding did not change appreciably from December 31, 2005. At December 31, 2006 and December 31, 2005, a subsidiary of BlackRock owned 36.5% of the members’ interests (but less than 25% of the voting power) of the Advisor.

On September 29, 2006, BlackRock and Merrill Lynch & Co., Inc. (“Merrill Lynch”) announced that they had completed the plan entered into February 15, 2006 to merge Merrill Lynch’s investment management business, Merrill Lynch Investment Managers (“MLIM”), and BlackRock to create a new independent asset management company with over $1 trillion in assets under management. The new company operates under the BlackRock name and is governed by a board of directors with a majority of independent members. As a result of the transaction, Merrill Lynch owns approximately 49% of the combined company (with a 45% voting interest therein). PNC retains approximately a 34% ownership of the combined company, and the remainder is held by employees and public stockholders. Prior to September 29, 2006, BlackRock was majority owned by PNC.

We earned $335,362 in interest income on investments in money market securities issued by MLIM or its former affiliates for the year ended December 31, 2006 and $337,180 for the period July 25, 2005 (inception of operations) through December 31, 2005. We held $26,750,000 in money market securities issued by MLIM or its former affiliates at December 31, 2005, representing approximately 5.1% of our net assets. We did not hold any MLIM-affiliated investments at December 31, 2006. From time to time, former affiliates of MLIM may serve as broker/dealer or agent for us or for portfolio companies in which we invest. For the period July 25, 2005 (inception of operations) through December 31, 2006, we did not make any payments to former MLIM affiliates for such services.

From time to time, the Company may invest in transactions in which the Company’s directors and officers or the officers and employees of the Advisor have a pecuniary interest. Prior to making any such investment, the Company will comply with the relevant provisions of the 1940 Act to the extent they apply to the Company as a business development company and any other applicable laws. Depending on the extent of the individual’s pecuniary interest, the Advisor will disclose the interest to its Investment Committee, the Company’s senior management and the Company’s Board of Directors and may, among other actions, seek the Board’s approval to enter into the transaction and require the individual to recuse himself or herself from the deliberations and voting of our Board of Directors, the Advisor and its Investment Committee with respect to the transaction.

Mr. Maher, is a former partner, and Mr. Mayer is currently a partner, of Park Avenue Equity Partners, L.P. (“Park Avenue”), a private equity fund manager specializing in middle-market management buyouts and growth capital investments. In addition, an employee of the Advisor is a former employee of Park Avenue. Mr. Maher and the employee have economic interests in Park Avenue. Mr. Maher and Mr. Mayer own limited partner interests in the fund managed by Park Avenue. During 2006, the Company purchased $5,250,000 of senior secured loans of DynaVox Systems LLC and $14,400,000 of senior secured loans of Joerns Healthcare, LLC et al., both of which are portfolio companies of the fund managed by Park Avenue. The transactions were approved by the Advisor, its Investment Committee and the Company’s Board of Directors after disclosure of these facts.

Mr. Maher owns a limited partnership interest in a private equity fund managed by Vestar Capital Partners (“Vestar”), a private equity management firm specializing in management buyouts and growth capital investments. During 2006, the Company purchased the loans of DynaVox Systems LLC and of Joerns Healthcare, LLC et al. described above, and a $16,000,000 participation in a senior secured loan of Gleason Corporation and $8,000,000 participation in subordinated debt of MediMedia USA, Inc., each of which are portfolio companies of Vestar. The transactions were approved by the Advisor and its Investment Committee after consideration of the significant relevant factors and disclosed to the Company’s Board of Directors.

Certain of the Advisor’s members and employees (the “re-allocation group”) are direct or indirect members of BlackRock Kelso Capital Holding LLC (“Holding”) and entitled to receive a number of shares of our common stock if the performance of our common stock exceeds certain thresholds. If after a certain period of time following the completion of an initial public offering of our common stock the market price of our common stock exceeds a certain ratio in respect of the net asset value of the common stock, then the re-allocation group is entitled to a number of shares of common stock with a value equal to 10% of the number of shares of common stock owned by Holding multiplied by the excess of the market price over the next asset value of our common stock. In addition, if upon certain specified dates the internal rate of return to the members of Holding exceeds 20%, then the re-allocation group is entitled to a number of shares of common stock owned by Holding with a value equal to 10% of the number of shares of common stock owned by Holding multiplied by the excess of the market price over the net asset value of our common stock.

The Company has adopted a Code of Ethics in accordance with Rule 17j-1 under the 1940 Act which governs the ability of the Company’s directors, officers, employees and investment committee members to purchase and sell securities issued by companies in which the Company invests or may invest. The Code of Ethics was approved by the Board. The Code of Ethics is administered by the Company’s chief compliance officer, who periodically reports to the Board on compliance with and violations, if any, of the Code of Ethics. In addition, the Company complies with Section 57 of the 1940 Act, which governs the ability of certain first and second tier affiliates of the Company to engage in purchase or sale transactions or joint investments with the Company. These transactions are approved by the Board, in accordance with Section 57(f) of the 1940 Act.

FINANCIAL STATEMENTS AND OTHER INFORMATION

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR MOST RECENT ANNUAL REPORT AND THE MOST RECENT QUARTERLY REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY STOCKHOLDER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 40 EAST 52ND STREET, NEW YORK, NEW YORK 10022 (TELEPHONE NUMBER (212) 810-5800).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and Section 30(h) of the 1940 Act require our officers and Directors, the officers and directors of our investment advisor, affiliated persons of our investment advisor, and persons who beneficially own more than 10% of our shares to file certain reports of ownership (“Section 16 filings”) with the SEC and us.

PRIVACY PRINCIPLES OF THE COMPANY

We are committed to maintaining the privacy of Stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any non-public personal information relating to our Stockholders, although certain non-public personal information of our Stockholders may become available to us. We do not disclose any non-public personal information about our Stockholders or former Stockholders to anyone, except as permitted by law or as is necessary in order to service Stockholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about the Stockholders to employees of the Advisor with a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our Stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s proxy statement in connection with the Company’s 2008 annual meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us at our principal executive offices by November 28, 2007. In order for proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by us at our principal executive offices not later than January 30, 2008.

OTHER MATTERS

The management of the Company knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters not now known properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Very truly yours,

JAMES R. MAHER

Chairman and Chief Executive Officer

March 16, 2007

APPENDIX A

GOVERNANCE COMMITTEE CHARTER

OF THE

BOARD OF DIRECTORS

OF

BLACKROCK KELSO CAPITAL CORPORATION

AS APPROVED BY THE BOARD OF DIRECTORS

•	PURPOSE OF THE GOVERNANCE COMMITTEE

The purposes of the Governance Committee (the “Governance Committee”) of the Board of Directors (the “Board”) of BlackRock Kelso Capital Corporation (the “BDC”) are to (1) identify individuals qualified to serve on the Board as directors that are “independent” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), and on committees of the Board, and to select, or to recommend that the Board select, the Board nominees for the next annual meeting of shareholders, (2) advise the Board with respect to Board composition, procedures and committees, (3) oversee periodic evaluations of the Board and any committees of the Board, (4) monitor corporate governance matters and make recommendations to the Board, and (5) act as the administrative committee with respect to Board policies and procedures, committee policies and procedures and codes of ethics.

•	COMPOSITION OF THE GOVERNANCE COMMITTEE

The Governance Committee shall be comprised of all the Independent Directors of the BDC who are not “close family members” of an officer, director or employee of the BDC or the investment advisor of the BDC. For this purpose, a “close family member” shall be an aunt, an uncle or a first cousin of such director. The chairperson of the Governance Committee will serve as the lead director of the Independent Directors. The chairperson of the Governance Committee shall have the following responsibilities:

(1)	preside over Board meetings in the absence of the chairperson of the Board;
(2)	preside over Governance Committee meetings and executive sessions of the Independent Directors;
(3)	serve as the principal liaison to the Independent Directors;
(4)	participate in the preparation of the Board meeting agenda; and
(5)	set meeting schedules to assure that directors have sufficient time for discussion of all agenda items.
•	MEETINGS AND PROCEDURES OF THE GOVERNANCE COMMITTEE

The Governance Committee shall fix its own rules of procedure, which shall be consistent with the Certificate of Incorporation of the BDC (or other charter document of the BDC), the Bylaws of the BDC and this Governance Committee Charter. The Committee shall meet as provided by its rules, which shall be at least two times annually or more frequently as circumstances require. The chairperson of the Governance Committee or a majority of the members of the Governance Committee may also call a special meeting of the Governance Committee.

A majority of the members of the Governance Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other shall constitute a quorum. The Governance Committee may also take action by the written consent, if the number of Directors required for approval of such action at a meeting of

Directors consent to the action in writing and the written consents are filed with the records of meetings of the Governance Committee, unless otherwise required by applicable law.

The Governance Committee may form subcommittees for any purpose that the Governance Committee deems appropriate and may delegate to such subcommittees such power and authority as the Governance Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Governance Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Governance Committee or the Independent Directors as a whole.

The Governance Committee may request that any directors, officers or employees of the BDC, or other persons whose advice and counsel are sought by the Governance Committee, attend any meeting of the Governance Committee to provide such pertinent information as the Governance Committee requests.

The Governance Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the BDC and delivered to the Board, including a description of all actions taken by the Governance Committee at the meeting.

•	AUTHORITY

The Governance Committee shall have the authority to carry out its duties and responsibilities as set forth in this Governance Committee Charter. The Governance Committee shall have sole authority to retain and terminate any search firm to be used to identify Independent Director candidates, including sole authority to approve the search firm’s fees and other retention terms.

•	DUTIES OF THE GOVERNANCE COMMITTEE
A.	Board Candidates and Nominees

The Governance Committee shall have the following goals and responsibilities with respect to Board candidates and nominees:

(1)	establish procedures for evaluating the suitability of potential director nominees;
(2)

select the Independent Director nominees for election by the shareholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the BDC. Persons selected by the Governance Committee shall possess such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the BDC, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the American Stock Exchange (“AMEX”) or the New York Stock Exchange (“NYSE” and collectively with AMEX the “Exchanges”) listing requirements; and

(3)

review the suitability for continued service as a director of each Independent Director when his or her term expires and at such other times as the Governance Committee deems necessary or appropriate, and to recommend whether or not the Independent Director should be re-nominated.

B.	Board Composition and Procedures

The Governance Committee shall have the following goals and responsibilities with respect to the composition and procedures of the Board as a whole:

(1)	review periodically with the Board the size and composition of the Board as a whole and recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of Independent Directors required by the 1940 Act and the Exchanges, if applied;

(2)	make recommendations on the frequency and structure of Board meetings;
(3)

make recommendations concerning any other aspect of the procedures of the Board that the Governance Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any BDC rule, guideline, procedure, code of ethics or corporate governance principle;

(4)	make recommendations on the requirements for, and means of, Board orientation and training; and
(5)	act as the administrative committee under the Director Retirement Policy.
C.	Corporate Governance

The following shall be the goals and responsibilities of the Governance Committee with respect to corporate governance:

(1)	consider any corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board;
(2)

monitor compliance with, and act as the administrative committee with respect to, the provisions of (i) the Code of Ethics pursuant to Rule 17j-1(c) under the 1940 Act and (ii) the Code of Ethics for Chief Executive and Senior Financial Officers pursuant to the rules and regulations promulgated under SOX, including the granting of any waivers thereunder, as appropriate; and

(3)	supervise counsel for the Independent Directors.
D.	Board Committees

The following shall be the goals and responsibilities of the Governance Committee with respect to the committee structure of the Board:

(1)

appoint the members and the chairperson of the Audit Committee and the chairperson of the Governance Committee, make recommendations to the Board regarding the size and composition of any other committee of the Board, including the identification of individuals qualified to serve as members of a committee, and recommend individual directors to fill any vacancy that might occur on a committee;

(2)

monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation or elimination of committees, the orientation of committee members, the annual review performed, if any, by each committee and the independence and qualifications of the members of the audit committee; and

(3)

recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Governance Committee’s power to make such a recommendation under this Governance Committee Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

E.	Evaluation of the Board

The Governance Committee shall be responsible for overseeing the evaluation of the Board as a whole. The Governance Committee shall establish procedures to allow it to exercise this oversight function.

In conducting this review, the Governance Committee shall evaluate whether the Board appropriately addresses the matters that are or should be within its scope pursuant to the set of corporate governance principles adopted by the Governance Committee. The Governance Committee shall address all matters that the Governance Committee considers relevant to the Board’s performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the investment advisor of the BDC and management of the BDC to the Board, the manner in which they were discussed or debated and whether the number and length of meetings of the Board were adequate for the Board to complete its work in a thorough and thoughtful manner.

The Governance Committee shall report to the Board on the results of its evaluation, including any recommended amendments to the principles of corporate governance, and any recommended changes to the BDC’s or the Board’s policies or procedures. This report may be written or oral.

•	EVALUATION OF THE GOVERNANCE COMMITTEE

The Governance Committee shall, on an annual basis, evaluate its performance under this Governance Committee Charter. In conducting this review, the Governance Committee shall evaluate whether this Governance Committee Charter appropriately addresses the matters that are or should be within its scope. The Governance Committee shall address all matters that the Governance Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Governance Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Governance Committee were adequate for the Governance Committee to complete its work in a thorough and thoughtful manner.

The Governance Committee shall report to the Board on the results of its evaluation, including any recommended amendments to this Governance Committee Charter, and any recommended changes to the BDC’s or the Board’s policies or procedures. This report may be written or oral.

•	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Governance Committee may conduct or authorize investigations into or studies of matters within the Governance Committee’s scope of responsibilities, and may retain, at the BDC’s expense, such independent counsel or other advisers as it deems necessary.

APPENDIX B

AUDIT COMMITTEE CHARTER

BLACKROCK KELSO CAPITAL CORPORATION

(the “BDC”)

AUDIT COMMITTEE CHARTER

I.	ORGANIZATION AND QUALIFICATION OF COMMITTEE MEMBERS

There shall be an audit committee (the “Committee”) of the Board of Directors (the “Board”) which shall be composed of members of the Board, each of whom is independent, i.e. not an “interested person” of the BDC, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940. In addition, the members shall not receive any compensation from the BDC, or any subsidiary thereof, if applicable, except compensation for services as a member of the BDC’s Board or a committee of the Board. At such time that the BDC is listed on the New York Stock Exchange (“NYSE”), each member must also meet the independence requirements of audit committee members, as currently set forth in Section 303.01 of NYSE’s listing standards. Members shall have no relationships with the BDC or its investment adviser, administrator or custodian that may interfere with the exercise of their independence from management of the BDC. The members and the Committee chair shall be elected by the full Board.

The members shall be “financially literate,” i.e. have the ability to understand fundamental financial statements. At such time that the BDC is listed on NYSE, at least one member shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. The Board shall determine annually whether any member of the Committee is an “audit committee financial expert” (ACFE) as defined in Item 3 of Form N-CSR. The Board may presume that an ACFE has the requisite accounting or related financial management expertise, at such time that the BDC is listed on NYSE. The designation of a person as an ACFE shall not impose any greater responsibility or liability on that person than the responsibility or liability imposed on such person as a member of the Committee.

At such time that the BDC is listed on NYSE, in the event a member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the BDC’s audit committee.

II.	STATEMENT OF PRINCIPLE

The function of the Committee is to assist the Board in fulfilling its oversight responsibilities relating to the BDC’s accounting and financial reporting policies and practices. It is management’s responsibility to maintain appropriate systems for accounting and internal control and for the presentation and integrity of the BDC’s financial statements. It is the independent accountants’ responsibility to plan and carry out proper audits and reviews. The independent accountants are ultimately accountable to the Board and to the Committee, as representatives of shareholders.

The independent accountants for the BDC shall report directly to the Committee.

III.	DUTIES AND RESPONSIBILITIES
A.	General
1.	oversee the quality and integrity of the BDC’s accounting and financial statement reporting process and the independent audit and reviews thereof;

2.

review and evaluate any issues raised by the independent accountants or management regarding the accounting or financial reporting policies and practices of the BDC, its internal controls, and, as appropriate, the internal controls of certain service providers; and to resolve disagreements between management and the independent accountants regarding financial reporting; and act as a liaison between the BDC’s independent accountants and the full Board; and

3.

at such time that the BDC’s common shares are listed on NYSE, assist Board oversight of (a) the BDC’s compliance with legal and regulatory requirements; and (b) the performance of the BDC’s internal audit function, if applicable.

B.	Specific
1.

(a)            approve the selection, retention, termination and compensation of independent accountants and the audit and non-audit services to be rendered prior to their engagement to provide such services, and, in connection therewith, to evaluate the qualifications, independence and performance of the independent accountants;

(b)

when required by applicable rules, to pre-approve all audit and permissible non-audit services to be provided by the independent accountants to the BDC, to its investment adviser and to any entity controlling, controlled by or under common control with the investment adviser that provides ongoing services to the BDC (“Covered Services Provider”), if the engagement relates directly to the operations and financial reporting of the BDC; and

(c)

the Committee may delegate its responsibility to pre-approve any such audit and permissible non-audit services to the chair of the Committee, in accordance with applicable laws, pursuant to the details of pre-approval policies and procedures adopted by the Committee.

2.

ensure receipt from the independent accountants of a formal written statement delineating all the relationships between them and the BDC, consistent with Independence Standards Board Standard 1; evaluate the independence of the accountants; and actively engage in a dialogue with them regarding matters that might reasonably be expected to affect their independence;

3.	consider in consultation with the independent accountants, the scope and plan of upcoming external audits to assure completeness of coverage and effective use of audit resources;
4.

meet with the BDC’s independent accountants, at least twice a year and more often if required, to review the conduct and results of each audit and review of the BDC’s financial statements, and discuss the matters stated in SAS 61 “Communications with Audit Committees,” as amended by SAS 89 and 90, and any other communications required to be discussed with the Committee pursuant to applicable laws and regulations, including their:

(a)

conclusions and recommendations on the adequacy of the internal controls both of the BDC and its service providers together with the responses of the appropriate management, including the status of previous audit recommendations;

(b)	reasoning in accepting or questioning sensitive accounting estimates by management;
(c)	reasoning in not recognizing material audit adjustments proposed by them;

(d)

judgments about the quality and appropriateness, (not just the acceptability), of the BDC’s critical accounting principles used, including the degree of aggressiveness or conservatism in the application of such principles in its financial reporting;

(e)	views as to the adequacy and clarity of disclosures in the BDC’s financial statements in relation to generally accepted accounting principles;
(f)

views of how the use of generally acceptable alternatives to critical accounting and tax principles, disclosure practices and valuation policies, preferred by them, would have affected the financial statements;

(g)	conclusions regarding any serious disagreements, difficulties or disputes with management encountered during the course of the audit;
(h)	discussion of any significant risks to which the BDC is, or might be exposed, and the steps management has taken to minimize such risks;
(i)	discussion of any significant changes to the audit plan;
(j)	discussion of other matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards;
(k)	material written communications to the management of the BDC such as any management letter or schedules of unrecognized audit adjustments; and
(l)

non-audit services provided by the BDC’s independent accountants to the BDC’s investment adviser or any adviser affiliate that provides ongoing services to the BDC, which services were not pre-approved by the Committee (and consideration by the Committee of whether the performance of such services is compatible with maintaining the independent accountant’s independence).

5.

meet periodically with the BDC’s independent accountants in separate executive sessions to discuss any other matters or communications required under applicable laws or which they or the Committee deem advisable or appropriate to discuss;

6.

meet periodically with management in separate executive sessions, including to review with the BDC’s principal executive officer and/or principal financial officer in connection with required certifications on Form N-CSR any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any reported evidence of fraud involving management or other employees who have a significant role in the BDC’s internal control over financial reporting;

7.

at such time that the BDC is listed on NYSE, meet periodically with the BDC’s internal auditors (or other personnel responsible for the internal audit function), if applicable, in separate executive sessions;

8.	authorize and oversee investigations into any matters within the Committee’s scope of responsibilities, or as specifically delegated to the Committee by the Board;
9.	consider and evaluate the effect upon the BDC of significant changes in accounting principles, practices, controls or procedures proposed or contemplated by management or the independent accountants;

10.	review management’s discussion and analysis of financial statements to be included in the BDC’s annual report;
11.

establish procedures for the receipt, retention and treatment of complaints received by the BDC relating to accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the BDC of concerns about accounting or auditing matters pertaining to the BDC, and to address reports from attorneys or auditors of possible violations of federal or state law or fiduciary duty;

12.	at such time that the BDC is listed on NYSE, discuss the BDC’s earnings press releases, as applicable, as well as financial information and earnings guidance provided to analysts and ratings agencies;
13.

at such time that the BDC is listed on NYSE, at least annually, obtain and review a report by the independent accountant describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Fund;

14.	at such time that the BDC is listed on NYSE, at least annually, set clear hiring policies for employees or former employees of the independent accountants; and
15.

at such time that the BDC is listed on NYSE, at least annually, provide the audit committee report required by Item 306 of Regulation S K for proxy statements relating to the election of directors/trustees; and

16.	report to the Board on a regular and timely basis.
IV.	ADDITIONAL PROVISIONS

The BDC shall provide appropriate funding (as determined by the Committee) for it to carry out its duties and its responsibilities, including: (a) for payment of compensation to the BDC’s independent accountants or other public accounting firm providing audit, review or attest services for the BDC, (b) for payment of compensation to any special counsel and other advisors employed by the Committee, (c) for the ordinary administrative expenses of the Committee, and (d) for continuing education programs to enable Committee members to keep abreast of industry and regulatory development and to gain continuing insights to best practices of audit committees. In performing its duties the Committee shall consult, as it deems appropriate, with the members of the Board, officers and employees of the BDC, the investment adviser, the BDC’s counsel and the BDC’s other service providers.

On an annual basis, the Committee shall review and reassess the adequacy of this charter and recommend to the full Board any changes the Committee deems appropriate. In addition, on an annual basis, the Committee shall evaluate its performance as a whole and that of its individual members to assess whether it is functioning effectively.

APPENDIX C

DIRECTORS’ SHARE HOLDINGS

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors at December 31, 2006. We are not part of a “family of investment companies” as that term is defined in the 1940 Act.

DIRECTOR	DOLLAR RANGE OF EQUITY SECURITIES IN THE COMPANY(1)
INTERESTED DIRECTOR:
James R. Maher	Over $1,000,000

INDEPENDENT DIRECTORS:
Jerrold B. Harris	$500,001 - $1,000,000
William E. Mayer	$100,001 - $500,000
François de Saint Phalle	Over $1,000,000
Maureen K. Usifer	$100,001 - $500,000

_________________________

(1)	Dollar ranges are as follows: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000; $100,001 - $500,000; $500,001 - $1,000,000; or over $1,000,000.

C-1

APPENDIX D

CURRENT INVESTMENT MANAGEMENT AGREEMENT

Set forth below is the section of the current Investment Management Agreement that describes the compensation paid to the Advisor under the Investment Management Agreement.

8.	Compensation of the Advisor.

(a)           The Advisor, for its services to the BDC, will be entitled to receive a management fee (the “Management Fee”) from the BDC. The Management Fee will be calculated at an annual rate of 2.00% of total assets. For services rendered under this Agreement during the period commencing from the Closing through and including the first twelve months of operations, the Management Fee will be payable monthly in arrears based on the asset valuation for the prior month or, prior to the BDC’s first valuation, its assets upon the commencement of its business. For services rendered under this Agreement after that time, the Management Fee will be paid quarterly in arrears based on the asset valuation for the prior quarter.

(b)           For purposes of this Agreement, the net assets of the BDC shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the BDC for calculating the value of the BDC’s assets or delegating such calculations to third parties.

(c)           The Advisor will be entitled to receive a fee (the “Carried Interest”) in an amount equal to, (i) commencing on the Ramp-Up Date and prior to the first day of the calendar quarter during which the Public Market Event occurs, (A) 50% (payable at the same time as, and not in advance of, any distributions in respect of the BDC’s common shares) of the amount by which the Cumulative Adjusted Common Distributions exceed the Hurdle until the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (i) since the Ramp-Up Date equal 20% of the sum of the amount paid pursuant to this clause (i) plus the amount of the Cumulative Adjusted Common Distributions since the Ramp-Up Date, and thereafter (B) an amount (payable at the same time as, and not in advance of, any distributions in respect of the BDC’s common shares) such that, after payment thereof, the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (i) since the Ramp-Up Date equal 20% of the sum of the amount paid pursuant to this clause (i) plus the amount of the Cumulative Adjusted Common Distributions since the Ramp-Up Date and (ii) commencing on and after the first day of the calendar quarter during which the Public Market Event occurs, (A) 50% (payable at the same time as, and not in advance of, any distributions in respect of the BDC’s common shares) of the amount by which the cumulative distributions and amounts distributable out of net income (including realized capital gains in excess of realized capital losses) in respect of the BDC’s common shares (1) since the Public Market Event or (2) during the four calendar quarters most recently completed prior to or within 15 days after the date of declaration, whichever is most recent, exceed the Hurdle until the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (ii) equal 20% of the sum of the amount distributed pursuant to this clause (ii) plus the amount of the Cumulative Adjusted Common Distributions (1) since the Public Market Event or (2) during the four calendar quarters most recently completed prior to or within 15 days after the date of declaration, whichever is most recent, and thereafter (B) an amount (payable at the same time as, and not in advance of, any distributions in respect of the Common Shares) equal to the excess of (1) 20% of the sum of the amount distributed pursuant to this clause (ii) plus the amount of the Measurement Period Adjusted Common Distributions (as defined below) over (2) the portion of the amount in item (1) above previously distributed during such four preceding quarters.

(d)           For purposes of Section 8(c), (i) “Public Market Event” means the completion by the BDC of an initial public offering of its common shares registered under the Securities Act of 1933 and the commencement of trading of such common shares on a national securities exchange; (ii) “Hurdle” means the product of 2% times the quarterly net asset value of the BDC attributable to its common shares as of the beginning of such quarter (or such measurement period) calculated after giving effect to any distributions in respect of such quarter (or such measurement period) times the number of quarters in the measurement period (which, after the Public Market Event, will be four quarters); (iii) “Cumulative Adjusted Common Distributions” means the excess of the cumulative distributions and amounts distributable out of net income (including realized capital gain in excess of

D-1

realized capital losses) in respect of the common shares over the net amount of capital depreciation, if any, at the time of determination; (iv) “Measurement Period Adjusted Common Distributions” means the aggregate distributions and amounts distributable out of net income (including realized capital gains in excess of realized capital losses) in respect of the common shares during the four calendar quarters most recently completed prior to or within 15 days after the date of declaration of any distribution under Section 8(c), less any increases in net capital depreciation attributable to the common shares during such four quarter period or plus any decrease in such net capital depreciation but only to the extent that both (A) such decrease did not exceed the net amount of capital depreciation at the beginning of such period and (B) such decrease did not exceed the excess of cumulative realized capital gains over cumulative realized capital losses since commencement of operations; and (v) “Ramp-up Date” means such time that 90% of the assets of the BDC are invested in portfolio companies in accordance with the BDC’s investment objective, excluding investments in cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment, or the first anniversary of the date on which the BDC first draws funds under accepted subscriptions for its common shares, whichever is sooner.

(e)           The Advisor shall only be entitled to the Carried Interest if such fees are not, have not, or will not be paid to the Advisor or an affiliate through another mechanism.

(f)           Alternatively, the Carried Interest may be paid pursuant to a dividend on a preferred share (the “Special S Share”) to be issued by the BDC. For avoidance of doubt, if the Special S Share is issued by the BDC the Carried Interest will not be paid pursuant to this agreement.

.

D-2

APPENDIX E

AMENDED INVESTMENT MANAGEMENT AGREEMENT

Set forth below is the section of the amended Investment Management Agreement that describes the compensation paid to the Advisor under the Investment Management Agreement. No other sections of the Investment Management Agreement are being amended.

8.	Compensation of the Advisor.

(a)           The Advisor, for its services to the BDC, will be entitled to receive a management fee (the “Management Fee”) from the BDC. The Management Fee will be calculated at an annual rate of 2.00% of total assets. The Management Fee will be paid quarterly in arrears based on the asset valuation as of the end of the prior quarter.

(b)           For purposes of this Agreement, the assets and net assets of the BDC shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the BDC for calculating the value of the BDC’s assets or delegating such calculations to third parties.

(c)           The Advisor will be entitled to receive additional compensation (the “Carried Interest”), payable at the same time as, and not in advance of, any payment of a Common Distribution (the “Current Distribution”), as follows:

(i)                   during the period from the Ramp-Up Date until the first day of the calendar quarter during which the Public Market Event occurs (the “PME Trigger Date”), the Carried Interest shall be in an amount equal to:

(1)

50% of the amount by which the Cumulative Adjusted Reference Amount earned, including the Current Distribution, exceeds the Hurdle for the period from the Ramp-Up Date through the date of the Current Distribution, until the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (i) since the Ramp-Up Date equal 20% of the Cumulative Adjusted Reference Amount earned since the Ramp-Up Date, and thereafter

(2)

an amount such that, after payment thereof, the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (i) since the Ramp-Up Date equal 20% of the Cumulative Adjusted Reference Amount earned since the Ramp-Up Date; and

(ii)                  during the period from the PME Trigger Date until the first anniversary of the PME Trigger Date, the Carried Interest shall be in an amount equal to:

(1)

50% of the amount by which the Measurement Period Adjusted Reference Amount earned since the PME Trigger Date exceeds the Hurdle for the period from the PME Trigger Date through the date of the Current Distribution, until the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (ii) since the PME Trigger Date equal 20% of the Measurement Period Adjusted Reference Amount earned since the PME Trigger Date, and thereafter

(2)

an amount such that, after payment thereof, the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (ii) since the PME Trigger Date equal 20% of the Measurement Period Adjusted Reference amount earned since the PME Trigger Date; and

(iii)                 commencing on and after the first anniversary of the PME Trigger Date, the Carried Interest shall be in an amount equal to:

(1)

50% of the amount by which the amount of the Measurement Period Adjusted Reference Amount earned during the four calendar quarters most recently completed prior to or within 15 days after the date of the Current Distribution exceed the Hurdle for those four quarters, until the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (iii) equal 20% of the Measurement Period Adjusted Reference Amount earned during those four quarters, and thereafter

(2)

an amount such that, after payment thereof, the cumulative payments that have been made in respect of the Carried Interest pursuant to this clause (iii) during the four most recent calendar quarters equal 20% of the Measurement Period Adjusted Reference Amount earned during those four quarters;

provided, however, that Carried Interest shall not include any amounts of capital gain that would violate Section 205(b)(3) of the Investment Advisers Act of 1940 as interpreted from time to time by the Securities and Exchange Commission or its staff.

(d)           For purposes of Section 8(c), the following terms shall have the meanings ascribed to them below:

(i)                   Public Market Event” means the completion by the BDC of an initial public offering of its common shares registered under the Securities Act of 1933 and the commencement of trading of such common shares on a national securities exchange;

(ii)                  “Hurdle” for any measurement period means the product of 2% times sum of the net asset values of the BDC attributable to its common shares as of the beginning of each calendar quarter (or as of the Ramp-Up Date in the calendar quarter in which the Ramp-Up Date occurs) during the respective measurement period calculated after giving effect to any Common Distributions during that period;

(iii)                  “Common Distribution” means a distribution paid in respect of the BDC’s common shares;

(iv)                 “Cumulative Adjusted Reference Amount” as of any date means the aggregate cumulative Common Distributions and amounts distributable out of taxable net income (including net realized capital gain only to the extent in excess of net unrealized capital depreciation, if any), as of that date;

(v)                  “Measurement Period Adjusted Reference Amount” for any measurement period means the aggregate Common Distributions and amounts distributable out of taxable net income during that period (including realized capital gains only to the extent in excess of Measurement Period Adverse Capital Events during that period);

(vi)                 “Measurement Period Adverse Capital Events” for any measurement period means the combination of (A) realized capital loss occurring during that period (excluding realized capital loss during that period that result from the conversion of unrealized capital depreciation that occurred prior to that period into a realized capital loss during that period) plus (B) net unrealized capital depreciation, if any, occurring during that period; and

(vii)                “Ramp-up Date” means such time that 90% of the assets of the BDC are invested in portfolio companies in accordance with the BDC’s investment objective, excluding investments in cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment, or the first anniversary of the date on which the BDC first draws funds under accepted subscriptions for its common shares, whichever is sooner.

(e)           The Advisor shall only be entitled to the Carried Interest as a fee hereunder if such compensation is not, has not, or will not be paid to the Advisor or an affiliate through another mechanism.

(f)            Alternatively, the Carried Interest may be paid pursuant to a dividend on a preferred share (the “Special S Share”) to be issued by the BDC. For avoidance of doubt, if the Special S Share is issued by the BDC the Carried Interest will not be paid pursuant to this agreement.

BlackRock Kelso Capital Corporation

Annual Meeting of Stockholders, March 27, 2007

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD2

Mark this box with an X if you have made
changes to your name or address details above.

___________________________________________________________________________________________________________

Proxy Card – Common Shares

___________________________________________________________________________________________________________

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold Vote		For	Withhold Vote
01 – James R. Maher			04 – Francois de Saint Phalle

02 – Jerrold B. Harris			05 – Maureen K. Usifer

03 – William E. Mayer

B. Issues

The Board of Directors recommends a vote FOR each of the following proposals.

		For	Against	Abstain
2.	To amend the Company’s Certificate of Incorporation to
expand the number of authorized shares of common stock from
40 million to 100 million.

3.	To amend the Company’s Investment Management Agreement.

4.	To ratify the selection of Deloitte & Touche LLP t o serve as the Company’s independent registered public accounting firm
for the year ending December 31, 2007.

Mark this box with an X if you have made comments below	___

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C. Authorized Signatures – Sign Here – This Section must completed for your instructions to be executed.

Please be sure to sign and date this proxy. Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1	Signature 2	Date (mm/dd/yyyy)

__ __ / __ __ / __ __ __ __

Number of Shares of Common Stock owned

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Proxy – BlackRock Kelso Capital Corporation

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COMMON SHARES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael B. Lazar and Frank D. Gordon, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the Common Shares of BlackRock Kelso Capital Corporation (the “Company”) held of record by the undersigned on March 2, 2007 at the Annual Meeting of Shareholders of the Company to be held on March 27, 2007 or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK BOXES IN BLUE OR BLACK INK.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.